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                                                                    EXHIBIT 99.4



                     Legend of First Union Securities, Inc.
                     --------------------------------------

The information contained herein has been prepared solely for the use of First Union Securities, Inc. and has not been independently verified by First Union Securities, Inc. Accordingly, First Union Securities, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. First Union Securities, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.